UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 24, 2010

Date of Report (Date of earliest event reported)

Morris Business Development Company

(Exact name of registrant as specified in its charter)

California	0-26770	95-2449457
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

413 Ave G #1, Redondo Beach, CA	90277
(Address of principal executive offices)	(Zip Code)

310 493 2244

 Registrant’s telephone number, including area code

Electronic Media Central

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

4.01.           Changes in Registrant's Certifying Accountant

Our Auditor of many years “Hamid Kabani” has been replaced by our  new Auditor for our budget reasons only.   The new smaller auditor firm is – John Kinross-Kennedy, CPA 17848 Sky Park, Circle, Suite C Irvine, CA  92614

5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Two members of our Board of Director have continued for  a new term with our Chairman, Dr.  George Morris.  The Board members are:   James Herbert and Charles Yesson.

8.01.           Other Events

At our most recent Board Meeting of June 12, 2010, the Board unanimously approved the MBDE Company focus on seeking acquisitions of selected profitable, positive cash flow, scalable portfolio companies. We believe these target acquisitions can benefit most from the MBDE business model of providing capital and substantial advice from a Business Development Company registered under the 1949 Investment Act (“BDC”).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Morris Business Development Company

Date: June 24, 2010	By:	/s/ George P. Morris, PhD
George Morris
President

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